Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Vanguard Specialized Funds

Vanguard World Fund

Vanguard Variable Insurance Funds

(Name of Registrant as Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, schedule or registration statement no.:

(3)Filing party;

(4)Date filed:

Subject: An important reminder about our shareholder vote

Preheader: Please take a moment to vote

An important reminder about our shareholder vote

Dear Shareholder,

We've made multiple attempts to reach you about an important proposal affecting your Vanguard fund(s). We recently sent you proxy materials concerning the proposal, which will be considered at a Special Meeting of Shareholders to be held virtually on January 22, 2021.

We're sending you this reminder because you held shares in the fund(s) on the record date of October 15, 2020, and we haven't received your vote. We're counting on you and your fellow shareholders to vote on this proposal, which is designed to lead to better outcomes for investors.

With the voting deadline quickly approaching, your vote is critical. If we don't obtain sufficient votes to conduct the meeting, we may have to adjourn and solicit additional shareholder participation—a costly process for the fund(s) and for you as a shareholder.

To vote now, please log in to your Vanguard account and visit your secure message center for voting instructions. Alternatively, you can vote by following the instructions on the printed proxy ballot we mailed to your address of record.

Thank you in advance for voting.

Legal notices

All investing is subject to risk, including the possible loss of the money you invest.

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing.

© 2020 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds. P.O. Box 982901 | El Paso, TX 79998-2901 | vanguard.com

Privacy policy | Contact us | Online security | Home

Transamerica Internal Only Q&A

December 2, 2020

2020 – 2021 Vanguard Shareholder Proxy Internal Q&A

On July 29, 2020, Vanguard announced plans to hold a shareholder meeting virtually on January 22, 2021, so that shareholders of two U.S.-based Vanguard funds can vote on a proposal involving their funds.

Ahead of this meeting, the funds will conduct a campaign to encourage shareholders to vote by proxy. A proxy is the legal authority or means to permit shareholder votes to be registered without their physical presence at a shareholder meeting. Shareholders will be able to vote their proxy by mail, over the phone, or online.

Key points

•Shareholders of Vanguard Variable Insurance Funds – Growth Portfolio (''VVIF – Growth'') and Vanguard Variable Insurance Funds – Real Estate Index Portfolio (''VVIF – Real Estate'') were asked to vote on proposed changes to the diversification status of those funds. The funds' boards of trustees believe that the proposed change, if approved, will be in the best interests of fund shareholders. The boards recommend a vote FOR the proposal.

•Fund proxy materials and instructions were sent to shareholders on or about October 30, 2020. That's when shareholders were able to start voting online, by phone, or by mail.

•The shareholder meeting is scheduled to be held virtually on January 22, 2021.

•Vanguard fund shareholders are owners of the funds, so their participation in the voting process is important for the funds to be able to operate more efficiently and effectively. Vanguard is asking shareholders to vote promptly so that the funds can avoid the extra cost of seeking the required level of shareholder participation before voting concludes on January 22, 2021.

•Vanguard has engaged Computershare, a highly regarded proxy solicitation firm known for its secure and accurate processes, as its proxy vendor. Computershare plays an integral role in the proxy process by mailing proxy statements, conducting shareholder solicitation, and tabulating votes.

Important notice regarding fund proxy materials

•Shareholders of VVIF – Growth, and VVIF – Real Estate were sent a proxy statement that provides important information about the proposal. Shareholders should read the proxy statement carefully before making any decision to approve the proposal. To receive a free copy of the proxy statement and other relevant documents, shareholders may call Computershare Fund Services toll-free at 866-963-5746 or visit https://www.proxy- direct.com/vanguard/materials. The proxy statement and other relevant documents are also available for free on the SEC website (www.sec.gov).

Q&A content

1. What is a proxy?

A proxy is the legal authority or means to permit votes by shareholders to be counted without their physical presence at an annual or special shareholder meeting. Shareholders may vote their proxy by mail, over the phone, or online once voting opens.

2.Why is Vanguard conducting a proxy campaign and shareholder meeting?

The purpose of the proxy campaign and shareholder meeting is to enable shareholders to vote on the proposal to change the diversification status of VVIF – Growth and VVIF – Real Estate. The funds' boards of trustees believe that the Vanguard proposal, if approved, will be in the best interests of fund shareholders and recommend a vote FOR the proposal.

3.Which Vanguard funds are involved in the proxy?

The proxy involves VVIF – Growth and VVIF – Real Estate.

4.Who can vote?

Generally speaking, any shareholder who owned shares of either of the above funds on the ''record date'' (October 15, 2020) will be able to vote, even if that shareholder later sells those shares. This includes shareholders living outside the United States who are invested in any of the funds. However, there may be instances in which the authority to vote resides with a retirement plan sponsor or financial advisor.

5.When will voting occur?

Fund proxy materials and instructions on voting were sent to shareholders of the funds on or about October 30, 2020. Upon receipt of the materials, shareholders are able to vote online, by phone, or by mail. Voting will conclude on January 22, 2021, at the shareholder meeting, which will be conducted virtually.

6.What are shareholders of VVIF – Growth and VVIF – Real Estate being asked to approve?

Proposal to change the diversification status

If approved, this proposal would allow the funds to be reclassified as non-diversified. Under the Investment Company Act of 1940, a mutual fund is designated either as diversified or non-diversified depending on its ownership of, and concentration in, securities. A diversified fund is required to have less than 25% of its assets invested in individual securities that account for more than 5% of a fund's total assets or where the fund owns more than 10% of a single issuer (the ''Diversification Rule''). Each of the funds has been operating as a diversified fund and therefore has been adhering to the Diversification Rule.

How will the funds and fund shareholders benefit from passage of this proposal?

Vanguard believes that reclassifying the funds as non-diversified is in the best interests of the funds and their shareholders, as it gives the funds' portfolio managers increased investment flexibility and potential for better investment performance. Notwithstanding the potential for improved investment performance, a non-diversified fund typically presents a heightened degree of investment risk because it can make more concentrated investments.

7.What is a shareholder meeting?

Vanguard shareholders have the right to vote on important proposals concerning the fund or funds that they own. A shareholder meeting is called by a fund's board of trustees to obtain a shareholder vote on one or more proposals. In this case, a shareholder meeting will be held so that shareholders of multiple funds can participate at the same meeting. The vast majority of Vanguard shareholders vote by proxy in advance of the meeting rather than by attending it.

8.Why is Vanguard holding its shareholder meeting virtually?

Vanguard will hold its shareholder meeting virtually on January 22, 2021, primarily because of the COVID-19 outbreak and in an effort to limit exposure to the virus.

9.How often do the Vanguard funds hold shareholder meetings?

The Vanguard funds hold shareholder meetings only when shareholder approval is required to move forward with a particular transaction or policy change or, when appropriate, to address the composition of the funds' board of trustees. The last time the Vanguard funds held a shareholder meeting was in 2017.

10.Why are shareholders' votes important?

Vanguard fund shareholders are owners of the funds, so their participation in the voting process is important for the funds to be able to operate more efficiently and effectively. In November 2020, Vanguard asked shareholders to vote promptly so that the funds can avoid the extra cost of seeking the required level of shareholder participation before voting concludes at the shareholder meeting on January 22, 2021.

11.How many votes are needed to reach quorum in order for the shareholder meeting to go forward?

Each fund must achieve a quorum for the shareholder meeting to go forward. This means that more than thirty-three and one- third percent (33⅓%) of the total combined net asset value of a fund's shares must be represented at the meeting, either by virtual attendance or by proxy. All returned proxies count toward a quorum, regardless of how they are voted (''for,'' ''against,'' or ''abstain'').

12.What will happen if shareholders do not approve the proposal?

If shareholders of a fund do not approve the diversification proposal, the fund will not implement the proposed change for that fund and Vanguard will consider withdrawing or amending the proposal.

The voting process for shareholders

13. When voting begins, how can shareholders vote?

Voting instructions were sent to shareholders on or around October 30th. Shareholders are able to vote in one of four ways:

•Online at the website listed on the voting instruction card.

•By phone, with a toll-free call to the number listed on the voting instruction card.

•By mail, using the voting instruction card sent to the shareholder.

•By virtually attending the Special Meeting of Shareholders, which will be held online on Friday, January 22, 2021, at 3 p.m., Eastern time. Instructions are included in the proxy statement. To join this meeting, visit http://www.meetingcenter.io/268468116 and enter the voting control number, which is included on voting instruction card. The password for the Special Meeting is VUSV2021.

We encourage shareholders to vote online or by phone, as these methods avoid the extra costs of return postage and handling, which are borne by the funds and therefore by the shareholders.

14. What if a shareholder wants to change their vote?

To change a previous vote, the shareholder may vote again using any of the methods described above. The last vote that the shareholder casts is the one that counts.

15. What is a voting instruction card?

A voting instruction card is a kind of ballot used to vote by mail. Voting instruction cards are provided to fund shareholders who invest through certain intermediaries. In these cases, shareholders are instructing their intermediaries on how they want their shares voted. The intermediaries then place the votes in accordance with the shareholder's instructions.

16. A shareholder didn't receive a proxy statement and voting instruction card. Why not?

To be eligible to participate in the proxy vote, a shareholder must have held one or more of the affected Vanguard funds as of the record date of October 15, 2020. If a shareholder held one or more of the funds on the record date and did not receive proxy materials, direct the shareholder to call 866-963-5746 to speak with a Computershare representative.

17. What should a shareholder do if their security code and/or control number is not working?

For all technical questions, shareholders should call Computershare at 866-963-5746 to speak with a representative.

18. During what hours is the Computershare voting call center open?

The touch-tone voting service is available 24 hours a day. Computershare representatives are available to take votes and answer questions Monday through Friday from 9 a.m. to 11 p.m. and Saturday from noon to 6 p.m., Eastern time.

19. If voting by mail, how should the shareholder sign the voting instruction card?

Shareholders should sign their name exactly as it appears on the voting instruction card they received along with their proxy statement. For a joint account, either owner of the account may sign the card, but again, the owner must sign the name exactly as it appears on the card. The voting instruction card for other types of accounts should be signed in a way that indicates the signer's authority—for example, ''John Brown, Custodian.''

20. If a shareholder loses their return envelope, where should they mail their voting instruction card?

Shareholders are not required to mail their voting instruction card, and they may vote by phone or online using the information on their voting instruction card. However, to mail their vote, a shareholder can send their completed voting instruction card to: PROXY TABULATOR, PO Box 808002, Louisville, KY 40233-9893.

Computershare's role in the proxy

21. What is Computershare?

Computershare is a highly regarded proxy solicitation firm known for its secure and accurate processes.

22. What service is Computershare providing?

Vanguard has hired Computershare as its proxy vendor. Computershare will play an integral role in the proxy process by mailing proxy statements, conducting shareholder solicitation, and tabulating votes.

23. How is shareholders' information protected?

Vanguard takes very seriously the protection of shareholders' assets and sensitive information. Vanguard is continually building stronger detection and interception capabilities to keep its shareholders' information safe. Vanguard holds its vendors, including Computershare, to appropriate standards as well.